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EXHIBIT 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-33999 of Tyco International Ltd. on Form S-8 of our report dated August 4, 2003, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan I as of and for the year ended December 31, 2002 which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts October 21, 2003

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Consent of Independent Accountants